Exhibit 99.1

Aldeyra Therapeutics Announces FDA Acceptance for Review of Reproxalap New Drug Application for the Treatment of Dry Eye Disease, Expands AbbVie Option Agreement

PDUFA Date is April 2, 2025

Lexington, Mass., November 18, 2024 – Aldeyra Therapeutics, Inc. (Nasdaq: ALDX) (Aldeyra) today announced that the U.S. Food and Drug Administration (FDA) has accepted for review the resubmitted New Drug Application (NDA) for topical ocular reproxalap, a first-in-class investigational new drug candidate, for the treatment of the signs and symptoms of dry eye disease. The FDA assigned a Prescription Drug User Fee Act (PDUFA) date of April 2, 2025. In conjunction with the acceptance of the NDA for review, Aldeyra announced the expansion of its exclusive option agreement with AbbVie Inc. (AbbVie).

“Based on the FDA’s acceptance of the NDA resubmission of reproxalap for dry eye disease for review, we are pleased to announce an expansion of our option agreement with AbbVie, highlighting the commitment of both companies to accelerating the potential availability of a novel dry eye disease therapy to patients and physicians,” stated Todd C. Brady, M.D., Ph.D., President and Chief Executive Officer of Aldeyra.

On October 31, 2023, Aldeyra entered into an option agreement with AbbVie. Under the terms of the agreement, AbbVie has the option to obtain a co-exclusive license to develop, manufacture, and commercialize reproxalap in the United States. Upon exercise of the option, AbbVie would pay Aldeyra a $100 million upfront cash payment, less previously paid option fees of $6 million. In addition, Aldeyra would be eligible to receive up to $300 million in regulatory and commercial milestone payments, inclusive of a $100 million milestone payment payable if the FDA approval for reproxalap for dry eye disease is received. In the United States, Aldeyra would share profits and losses with AbbVie from the commercialization of reproxalap according to a split of 60% for AbbVie and 40% for Aldeyra.

Per the expansion of the option agreement, Aldeyra will initiate certain pre-commercial activities, 60% of which will be paid by AbbVie and 40% of which will be paid by Aldeyra if the option is exercised. AbbVie has also independently initiated certain pre-commercial planning activities. The parties have also agreed to amend the expiration of the option to 10 business days from the date of FDA approval, if any, of reproxalap for dry eye disease.

About Reproxalap

Reproxalap is an investigational new drug candidate in development for the treatment of dry eye disease and allergic conjunctivitis, two of the largest markets in ophthalmology. Reproxalap is a first-in-class small-molecule modulator of RASP, which are elevated in ocular and systemic inflammatory diseases. The mechanism of action of reproxalap has been supported by the demonstration of statistically significant and clinically relevant activity in multiple physiologically distinct late-phase clinical indications. Reproxalap has been studied in more than 2,500 patients with no observed safety concerns; mild and transient instillation site irritation is the most commonly reported adverse event in clinical trials.

About Aldeyra

Aldeyra Therapeutics is a biotechnology company devoted to discovering innovative therapies designed to treat immune-mediated and metabolic diseases. Aldeyra’s approach is to develop pharmaceuticals that modulate protein systems, instead of directly inhibiting or activating single protein targets, with the goal of optimizing multiple pathways at once while minimizing toxicity. Aldeyra’s product candidates include RASP (reactive aldehyde species) modulators ADX-629, ADX-248, ADX-743, ADX-631, and chemically related molecules for the potential treatment of systemic and retinal immune-mediated and metabolic diseases. Aldeyra’s late-stage product candidates are reproxalap, a RASP modulator for the potential treatment of dry eye disease and allergic conjunctivitis, and ADX-2191, a novel formulation of intravitreal methotrexate for the potential treatment of retinitis pigmentosa. For additional information, please visit www.aldeyra.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Aldeyra’s future expectations, plans, and prospects, including without limitation statements regarding: the goals, opportunity, and potential for reproxalap; the outcome and timing of the FDA’s review, or approval of the resubmitted NDA for reproxalap by the PDUFA date and the adequacy of the data included in the original NDA and the resubmitted NDA; the likelihood and timing of the exercise of the Option; and Aldeyra’s expectations regarding the labeling for reproxalap, if approved. Aldeyra intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” "could," “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “on track,” “scheduled,” “target,” “design,” “estimate,” “predict,” “contemplates,” “likely,” “potential,” “continue,” “ongoing,” “aim,” “plan,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. All of Aldeyra's development timelines may be subject to adjustment depending on recruitment rate, regulatory review, preclinical and clinical results, funding, and other factors that could delay the initiation, enrollment, or completion of clinical trials. Important factors that could cause actual results to differ materially from those reflected in Aldeyra's forward-looking statements include, among others, the timing of enrollment, commencement and completion of Aldeyra's clinical trials, the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; delay in or failure to obtain regulatory approval of Aldeyra's product candidates, including as a result of the FDA not accepting Aldeyra’s regulatory filings, issuing a complete response letter, or requiring additional clinical trials or data prior to review or approval of such filings or in connection with resubmissions of such filings; the ability to maintain regulatory approval of Aldeyra's product candidates, and the labeling for any approved products; the risk that prior results, such as signals of safety, activity, or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or clinical trials involving Aldeyra's product candidates in clinical trials focused on the same or different indications; the scope, progress, expansion, and costs of developing and commercializing Aldeyra's product candidates; uncertainty as to Aldeyra’s ability to commercialize (alone or with others) and obtain reimbursement for Aldeyra's product candidates following regulatory approval, if any; the size and growth of the potential markets and pricing for Aldeyra's product candidates and the ability to serve those markets; Aldeyra's expectations regarding Aldeyra's expenses and future revenue, the timing of future revenue, the sufficiency or use of Aldeyra's cash resources and needs for additional financing; the rate and degree of market acceptance of any of Aldeyra's product candidates; Aldeyra's expectations regarding competition; Aldeyra's anticipated growth strategies; Aldeyra's ability to attract or retain key personnel; Aldeyra’s commercialization, marketing and manufacturing capabilities and strategy; Aldeyra's ability to establish and maintain development partnerships; Aldeyra’s ability to successfully integrate acquisitions into its business; Aldeyra's expectations regarding federal, state, and foreign regulatory requirements; political, economic, legal, social, and health risks, public health measures, and war or other military actions, that may affect Aldeyra’s business or the global economy; regulatory developments in the United States and foreign countries; Aldeyra's ability to obtain and maintain intellectual property protection for its product candidates; the anticipated trends and challenges in Aldeyra's business and the market in which it operates; and other factors that are described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra's Annual Report on Form 10-K for the year ended December 31, 2023, and Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at https://www.sec.gov/.

In addition to the risks described above and in Aldeyra's other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra's results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor & Media Contact:

Laura Nichols

Tel: (781) 257-3060

investorrelations@aldeyra.com